Exhibit 2.3

AMENDMENT NO. 2 AND CONSENT

This AMENDMENT NO. 2 AND CONSENT, dated as of March 26, 2020 (this “Amendment and Consent”), to the BUSINESS COMBINATION Agreement, dated as of January 5, 2020 (as amended by that certain Amendment No. 1 and Waiver Agreement, dated as of March 18, 2020, the “Agreement”), by and among Nebula Acquisition Corp., a Delaware corporation (“NAC”), BRP Hold 11, Inc., a Delaware corporation, the person listed as the Blocker Holder on the signature pages to the Agreement, Nebula Parent Corp., a Delaware corporation, NBLA Merger Sub LLC, a Texas limited liability company, NBLA Merger Sub Corp., a Delaware corporation, Open Lending, LLC, a Texas limited liability company, and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Securityholder Representative. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Company has consummated the Debt Financing;

WHEREAS, the Company desires to use the proceeds of the Debt Financing to make a non-liquidating distribution to the holders of Company Membership Units in an aggregate amount not to exceed the net proceeds of the Debt Financing received by the Company (the “Company Distribution”);

WHEREAS, the Company LLC Agreement provides, among other things, that the Company Distribution may be distributed by the Company Board not later than the 30th day after the end of each fiscal quarter (such time period, the “Distribution Restriction Period”) to the holders of Company Membership Units in accordance with the rights of each class of Company Membership Units to participate in non-liquidating distributions;

WHEREAS, the Company desires to amend the Company’s Organizational Documents to remove the Distribution Restriction Period (the “Operating Agreement Amendment”);

WHEREAS, upon receipt of its portion of the Company Distribution, Blocker desires to make one or more non-liquidating distributions to the Blocker Holder of cash in excess of the amount of cash necessary to fund Blocker Unpaid Taxes and expenses of the Blocker (the “Blocker Distribution”);

WHEREAS, pursuant to and in accordance with Section 6.01 of the Agreement, the Company has agreed not to take certain actions without the prior written consent of NAC (such consent not to be unreasonably conditioned, withheld or delayed);

WHEREAS, pursuant to and in accordance with Section 6.03 of the Agreement, Blocker has agreed not to take certain actions without the prior written consent of NAC or the Company (such consent not to be unreasonably conditioned, withheld or delayed);

WHEREAS, NAC hereby acknowledges and agrees to this Amendment and Consent in accordance with the terms below.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.Consent.  NAC hereby agrees and consents (a) to the Company Distribution and Operating Agreement Amendment for all purposes under the Agreement, (b) that no default, breach or violation of the terms of the Agreement shall arise in connection with the Company Distribution or Operating Agreement Amendment, (c) that any default, breach or violation of the terms of the Agreement arising as a consequence of the Company Distribution or Operating Agreement Amendment is hereby waived and (d) agrees that neither the Company Distribution nor the Operating Agreement Amendment will cause the failure of any condition set forth in Section 8.01 or Section 8.02 of the Agreement nor shall the Company Distribution or the Operating Agreement Amendment give NAC the right to terminate the Agreement pursuant to Section 9.01 of the Agreement.

Section 2.Consent.  NAC and the Company hereby agree and consent (a) to the Blocker Distribution for all purposes under the Agreement, (b) that no default, breach or violation of the terms of the Agreement shall arise in connection with the Blocker Distribution, (c) that any default, breach or violation of the terms of the Agreement arising as a consequence of the Blocker Distribution is hereby waived and (d) agrees that the Blocker Distribution will not cause the failure of any condition set forth in Section 8.01 or Section 8.02 of the Agreement nor shall the Blocker Distribution give NAC the right to terminate the Agreement pursuant to Section 9.01 of the Agreement.

Section 3.Amendment. Section 10.03 of the Agreement is hereby amended to include the following definition:

“Company Dividend” means a dividend declared by the Board of Managers of the Company following the consummation of the Debt Financing of an aggregate amount of not more than the net proceeds of the Debt Financing received by the Company .

Section 4.Amendment. The definition of Cash Consideration set forth in Section 10.03 of the Agreement is hereby amended and restated as follows:

“Cash Consideration” means an amount equal to (a) the Available Cash, plus (b) the Company Cash, plus (c) the net proceeds of the Debt Financing received by the Company prior to the First Effective Time, minus (d) any Company Transaction Expenses in excess of $10,000,000, minus (e) the aggregate amount of the Company Dividend.

Section 5.Parties in Interest.  This Amendment and Consent shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Amendment and Consent, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Wavier.

Section 6.Entire Agreement.  This Amendment and Consent constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  Except as amended by this Wavier, the Agreement shall continue in full force and effect.

Section 7.Counterparts.  This Amendment and Consent may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.Governing Law.  This Amendment and Consent shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment and Consent to be duly executed as of the date first set forth above.

NEBULA ACQUISITION CORP.

By: /s/ Adam Clammer________________

Name: Adam Clammer

Title: Co-Chief Executive Officer

NBLA MERGER SUB CORP.

By: /s/ Adam Clammer________________

Name: Adam Clammer

Title: President

NBLA MERGER SUB LLC

By: /s/ Adam Clammer_________________

Name: Adam Clammer

Title: President

NEBULA PARENT CORP.

By: /s/ Adam Clammer_________________

Name: Adam Clammer

Title: President

[Signature Page to Amendment No. 2 and Consent]

BRP HOLD 11, INC

By: /s/ Michelle Riley________________

Name: Michelle Riley

Title: Secretary

By: /s/ Ronald Fishman________________

Name: Ronald Fishman

Title: Treasurer

OPEN LENDING, LLC

By: /s/ Ross Jessup____________________

Name: Ross Jessup

Title: CFO, COO and Secretary

BLOCKER HOLDER

BREGAL SAGEMOUNT I, L.P.

For and on behalf of Bregal Sagemount I, L.P.,

acting by its general partner Bregal North

America General Partner Jersey Limited

By: /s/ Colin James Dow_______________

Name: Colin James Dow

Title: Director

By: /s/ Paul Andrew Bradshaw___________

Name: Paul Andrew Bradshaw

Title: Director

SECURITYHOLDER REPRESENTATIVE

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholder Representative

By: /s/ Sam Riffe______________________

Name: Sam Riffe

Title: Managing Director

[Signature Page to Amendment No. 2 and Consent]